EXHIBIT 99.1

FOR IMMEDIATE RELEASE

XCEL BRANDS, INC. ANNOUNCES FIRST QUARTER 2021 RESULTS

•	First quarter net product sales of $3.5 million, rebounding 35% from the fourth quarter
•	First quarter net loss of $2.5 million, or ($0.13) per share, on a GAAP basis; net loss of $1.5 million, or ($0.08) per share, on a non-GAAP basis
•	Adjusted EBITDA of $(0.9) million for the quarter

NEW YORK, NY (May 17, 2021) – Xcel Brands, Inc. (NASDAQ: XELB) (“Xcel” or the “Company”), a media and consumer products company, today announced its financial results for the first quarter ended March 31, 2021.

Robert W. D'Loren, Chairman and Chief Executive Officer of Xcel commented, “With the extraordinary events of 2020 now nearly behind us, our team has been hard at work during the first quarter of 2021 in not just rebuilding and recovering, but also expanding and growing the business. Our first quarter operating loss was primarily attributable to expected softness in our wholesale apparel business.”

“We are beginning to see signs of a recovery from the pandemic as momentum is picking up in the 2021 second quarter and we expect a return to growth in the third and fourth quarters of this year. We are encouraged by the opportunities and future potential we see in our direct-to-consumer and live-streaming businesses and our recent acquisition of the LOGO Lori Goldstein brand. We expect growth to accelerate beginning in the second quarter and our operating results to improve across our business in 2021,” concluded Mr. D’Loren.

First Quarter 2021 Financial Results

Total revenue was $7.8 million, a decrease of $1.7 million compared to the prior year quarter, primarily driven by the discontinuation of the licensing of the H Halston brand through QVC during the fourth quarter of 2020, and the Company’s transitioning of that brand to a wholesale supply model under arrangements with Qurate Retail affiliates and other interactive television networks. The economic impacts of the ongoing COVID-19 pandemic also negatively impacted both net product sales and net licensing revenues for the quarter.

Despite the decrease in revenues and gross profit on an absolute dollar basis, overall gross profit margins remained relatively flat year-over-year, while gross profit margins on product sales increased from 38% in the prior year quarter to 48% in the current quarter.

Net loss attributable to Xcel Brands was approximately $2.5 million, or ($0.13) per diluted share, compared with a net loss of $0.8 million, or ($0.04) per diluted share, for the prior year quarter. After adjusting for certain cash and non-cash items, results on a non-GAAP basis were a net loss of approximately $1.5 million, or ($0.08) per diluted share for the quarter ended March 31, 2021, and net income of approximately $0.2 million, or $0.01 per diluted share, for the quarter ended March 31, 2020. Adjusted EBITDA was approximately $(0.9) million and $0.7 million for the current quarter and the prior year quarter, respectively.

The Company's balance sheet at March 31, 2021 remained strong, with stockholders' equity of approximately $84 million, cash and cash equivalents of approximately $3.0 million, and working capital, exclusive of the current portion of lease obligations, of approximately $6.5 million.

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details at 5:00 p.m. Eastern Time on Monday, May 17, 2021. A webcast of the conference call will be available live on the Investor Relations section of Xcel's website at www.xcelbrands.com. Interested parties unable to access the conference call via the webcast may dial 1-877-300-8521. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 844-512-2921 using replay pin number 10156596.

About Xcel Brands

Xcel Brands, Inc. (NASDAQ:XELB) is a media and consumer products company engaged in the design, production, marketing, live streaming, wholesale distribution, and direct-to-consumer sales of branded apparel, footwear, accessories, fine jewelry, home goods and other consumer products, and the acquisition of dynamic consumer lifestyle brands. The company’s brands have generated in excess of $3BB US in retail sales through live streaming in interactive television and digital channels along. Xcel was founded in 2011 with a vision to reimagine shopping, entertainment, and social media as one thing. Xcel owns the Isaac Mizrahi, Judith Ripka, Halston, LOGO Lori Goldstein and C Wonder brands, and owns and manages the Longaberger brand through its controlling interest in Longaberger Licensing LLC, pioneering a ubiquitous sales strategy which includes the promotion and sale of products under its brands through interactive television, digital live-stream shopping, brick-and-mortar retail, wholesale, and e-commerce channels. Headquartered in New York City, Xcel Brands is led by an executive team with significant livestreaming, production, merchandising, design, production, marketing, retailing, and licensing experience, and a proven track record of success in elevating branded consumer products companies. With an experienced team of professionals focused on design, production, and digital marketing, Xcel maintains control of product quality and promotion across all of its product categories and distribution channels. Xcel differentiates by design. www.xcelbrands.com

Forward Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "ongoing," "could," "estimates," "expects," "intends," "may," "appears," "suggests," "future," "likely," "goal," "plans," "potential," "projects," "predicts," "seeks," "should," "would," "guidance," "confident" or "will" or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding our anticipated revenue, expenses, profitability, strategic plans and capital needs. These statements are based on information available to us on the date hereof and our current expectations, estimates and projections and are not guarantees of future performance. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including, without limitation, the risks discussed in the "Risk Factors" section and elsewhere in the Company's Annual Report on form 10-K for the year ended December 31, 2020 and its other filings with the SEC, which may cause our or our industry's actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

For further information please contact:

Andrew Berger

SM Berger & Company, Inc.

216-464-6400

andrew@smberger.com

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31, 2021	December 31, 2020
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$2,969	$4,957
Accounts receivable, net	8,647	8,889
Inventory	2,785	1,216
Prepaid expenses and other current assets	1,797	1,085
Total current assets	16,198	16,147
Property and equipment, net	3,360	3,367
Operating lease right-of-use assets	8,296	8,668
Trademarks and other intangibles, net	92,627	93,535
Restricted cash	1,109	1,109
Other assets	225	228
Total non-current assets	105,617	106,907
Total Assets	$121,815	$123,054

Liabilities and Equity
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$5,938	$4,442
Accrued payroll	1,283	973
Current portion of operating lease obligation	1,927	2,101
Current portion of long-term debt	2,500	2,800
Total current liabilities	11,648	10,316
Long-Term Liabilities:
Long-term portion of operating lease obligation	8,171	8,469
Long-term debt, less current portion	14,158	13,838
Contingent obligation	900	900
Deferred tax liabilities, net	2,918	3,052
Other long-term liabilities	224	224
Total long-term liabilities	26,371	26,483
Total Liabilities	38,019	36,799

Commitments and Contingencies

Equity:
Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.001 par value, 50,000,000 shares authorized, and 19,262,529 and 19,260,862 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	19	19
Paid-in capital	102,493	102,324
Accumulated deficit	(19,142)	(16,595)
Total Xcel Brands, Inc. stockholders' equity	83,370	85,748
Noncontrolling interest	426	507
Total Equity	83,796	86,255

Total Liabilities and Equity	$121,815	$123,054

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	For the Three Months Ended
	March 31,
	2021	2020
Revenues
Net licensing revenue	$4,307	$5,641
Net sales	3,502	3,886
Net revenue	7,809	9,527
Cost of goods sold (sales)	1,835	2,400
Gross profit	5,974	7,127

Operating costs and expenses
Salaries, benefits and employment taxes	4,052	3,948
Other selling, general and administrative expenses	3,038	2,649
Costs in connection with potential acquisition	—	80
Stock-based compensation	160	243
Depreciation and amortization	1,210	1,303
Total operating costs and expenses	8,460	8,223

Operating loss	(2,486)	(1,096)

Interest and finance expense	280	294

Loss before income taxes	(2,766)	(1,390)

Income tax benefit	(138)	(552)

Net loss	(2,628)	(838)
Less: Net loss attributable to noncontrolling interest	(81)	(33)
Net loss attributable to Xcel Brands, Inc. stockholders	$(2,547)	$(805)

Loss per share attributed to Xcel Brands, Inc. common stockholders:
Basic net loss per share:	$(0.13)	$(0.04)
Diluted net loss per share:	$(0.13)	$(0.04)

Weighted average number of common shares outstanding:
Basic weighted average common shares outstanding	19,261,436	18,870,398
Diluted weighted average common shares outstanding	19,261,436	18,870,398

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended
	March 31,
	2021	2020

Cash flows from operating activities
Net loss	$(2,628)	$(838)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	1,210	1,303
Amortization of deferred finance costs	20	25
Stock-based compensation	160	243
Allowance for doubtful accounts	132	211
Deferred income tax benefit	(138)	(552)
Changes in operating assets and liabilities:
Accounts receivable	(377)	1,568
Inventory	(1,569)	111
Prepaid expenses and other assets	(222)	(13)
Accounts payable, accrued expenses and other current liabilities	1,819	(1,656)
Cash paid in excess of rent expense	(100)	(91)
Other liabilities	—	—
Net cash (used in) provided by operating activities	(1,693)	311

Cash flows from investing activities
Purchase of property and equipment	(295)	(604)
Net cash used in investing activities	(295)	(604)

Cash flows from financing activities
Shares repurchased including vested restricted stock in exchange for withholding taxes	—	(102)
Net cash used in financing activities	—	(102)

Net decrease in cash, cash equivalents, and restricted cash	(1,988)	(395)

Cash, cash equivalents, and restricted cash at beginning of period	6,066	5,750

Cash, cash equivalents, and restricted cash at end of period	$4,078	$5,355

Reconciliation to amounts on consolidated balance sheets:
Cash and cash equivalents	2,969	$4,246
Restricted cash	1,109	1,109
Total cash, cash equivalents, and restricted cash	$4,078	$5,355

Supplemental disclosure of non-cash activities:
Liability for equity-based bonuses	$(9)	$(68)
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$15	$17
Cash paid during the period for interest	$236	$290

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

	Three Months Ended
($in thousands)	March 31,	March 31,
	2021	2020
	(Unaudited)	(Unaudited)
Net loss attributable to Xcel Brands, Inc. stockholders	$(2,547)	(805)
Amortization of trademarks	876	1,108
Stock-based compensation	160	243
Costs in connection with potential acquisition	—	80
Certain adjustments to allowance for doubtful accounts	132	114
Deferred income tax benefit	(138)	(552)
Non-GAAP net (loss) income	$(1,517)	$188

	Three Months Ended
	March 31,	March 31,
	2021	2020
	(Unaudited)	(Unaudited)
Diluted loss per share attributable to Xcel Brands, Inc. stockholders	$(0.13)	$(0.04)
Amortization of trademarks	0.04	0.06
Stock-based compensation	0.01	0.01
Costs in connection with potential acquisition	—	0.00
Certain adjustments to allowance for doubtful accounts	0.01	0.01
Deferred income tax benefit	(0.01)	(0.03)
Non-GAAP diluted EPS	$(0.08)	$0.01
Non-GAAP weighted average diluted shares	19,261,436	18,871,020

	Three Months Ended
($in thousands)	March 31,	March 31,
	2021	2020
	(Unaudited)	(Unaudited)
Net loss attributable to Xcel Brands, Inc. stockholders	$(2,547)	$(805)
Depreciation and amortization	1,210	1,303
Interest and finance expense	280	294
Income tax benefit	(138)	(552)
State and local franchise taxes	39	38
Stock-based compensation	160	243
Costs in connection with potential acquisition	—	80
Certain adjustments to allowance for doubtful accounts	132	114
Adjusted EBITDA	$(864)	$715

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Non-GAAP net income and non-GAAP diluted EPS are non-GAAP unaudited terms. We define non-GAAP net income as net income (loss) attributable to Xcel Brands, Inc. stockholders, exclusive of amortization of trademarks, stock-based compensation, non-cash interest and finance expense from discounted debt related to acquired assets, loss on extinguishment of debt, gain on sales of assets, gain on reduction of contingent obligations, costs (recoveries) in connection with potential acquisitions, certain adjustments to allowances for doubtful accounts related to debtors that have filed for bankruptcy protection or experienced economic hardships triggered by the impact of COVID-19, and deferred income taxes. Non-GAAP net income and non-GAAP diluted EPS measures do not include the tax effect of the aforementioned adjusting items, due to the nature of these items and the Company’s tax strategy.

Adjusted EBITDA is a non-GAAP unaudited measure, which we define as net income (loss) attributable to Xcel Brands, Inc. stockholders, before depreciation and amortization, interest and finance expenses (including loss on extinguishment of debt, if any), income taxes, other state and local franchise taxes, stock-based compensation, gain on reduction of contingent obligations, gain on sale of assets, costs (recoveries) in connection with potential acquisitions, and certain adjustments to allowances for doubtful accounts related to debtors that have filed for bankruptcy protection or experienced economic hardships triggered by the impact of COVID-19.

Management uses non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to our results of operations. Management believes non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are also useful because these measures adjust for certain costs and other events that management believes are not representative of our core business operating results, and thus these non-GAAP measures provide supplemental information to assist investors in evaluating our financial results.

Adjusted EBITDA is the measure used to calculate compliance with the EBITDA covenant under our term loan debt agreement. Non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA should not be considered in isolation or as alternatives to net income, earnings per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Given that non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are financial measures not deemed to be in accordance with GAAP and are susceptible to varying calculations, our non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including companies in our industry, because other companies may calculate these measures in a different manner than we do. In evaluating non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA, you should be aware that in the future we may or may not incur expenses similar to some of the adjustments in this document. Our presentation of non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA does not imply that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA alongside other financial performance measures, including our net income and other GAAP results, and not rely on any single financial measure.

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM